United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2021

Merchants Bancorp

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-38258	20-5747400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Monon Boulevard
Carmel, Indiana 46032
(Address of Principal Executive Offices) (Zip Code)

(317) 569-7420

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MBIN	NASDAQ
Series A Preferred Stock, without par value	MBINP	NASDAQ
Depositary Shares, each representing a 1/40th interest in a share of Series B Preferred Stock, without par value	MBINO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, the Board of Directors of Merchants Bancorp (the “Company”) approved of and the Company’s wholly owned subsidiary, Merchants Capital Corp. (“Merchants Capital”), entered into that First Amended and Restated Employment Agreement (“2021 Employment Agreement”) with Michael R. Dury, Merchants Capital’s Chief Executive Officer and President.

The 2021 Employment Agreement amends and restates that Employment Agreement between Mr. Dury and Merchants Capital dated December 29, 2010, as previously amended, and is effective as of January 1, 2021. In particular, the 2021 Employment Agreement:

1.	Provides Mr. Dury a base salary of $250,000.

2.	Increases the thresholds Mr. Dury must achieve to receive commission compensation and limits his commission compensation to only a particular group of Merchants Capital’s customers. The following table provides the increased thresholds:

Fees on Loans to Designated Borrowers Originated by Mr. Dury During Calendar Year	Commissions Earned by Mr. Dury
Under an amount equal to 2x base salary	None
Exceed 2x base salary but less than $750,000	20% of the portion of the fees that exceeds 2x base salary but are less than $750,000
Exceed $750,000 but less than $1,000,000	25% of the portion of the fees that exceeds $750,000 but are less than $1,000,000
Exceed $1,000,000	30% of the portion of the fees that exceeds $1,000,000

3.	Adds a volume bonus of 5 basis points of Merchants Capital’s total fee income (the calculation of total fee income excludes any fees received related to customers for which Mr. Dury was paid under the above commission compensation structure).

The 2021 Employment Agreement, among other things, more closely associates Mr. Dury’s compensation to the overall success of Merchants Capital.

Other than as provided above, the material terms of Mr. Dury’s Employment Agreement are unaffected. In particular, Mr. Dury’s employment remains “at will”, the 2021 Employment Agreement can be terminated at any time, and Mr. Dury is subject to a 12-month non-competition period after termination. In addition to compensation under the 2021 Employment Agreement, Mr. Dury will continue to be eligible for compensation under the Merchants Bancorp 2017 Equity Incentive Plan.

The foregoing summary of the 2021 Employment Agreement is qualified in its entirety by the full text thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amended and Restated Employment Agreement by and between Merchants Capital Corp. and Michael R. Dury dated as of January 1, 2021.
104	104 Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCORP

Date: January 22, 2021	By:	/s/ Terry A. Oznick
Name: Terry A. Oznick
Title: General Counsel